Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of PLX Technology, Inc., of our report dated December 9, 2010, relating to the consolidated financial statements of Teranetics, Inc., which appears in the Current Report on Form 8-K/A of PLX Technology, Inc. dated December 17, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation
Campbell, California
January 4, 2011